MAXIM INTEGRATED PRODUCTS, INC.
SELECTED UNAUDITED FINANCIAL INFORMATION

	Three Months Ended
	December 24, 2005	September 23, 2006	December 23, 2006
	(in thousands)

Net revenues	$445,881	$502,745	$497,453

	June 24, 2006	September 23, 2006	December 23, 2006
	(in thousands)

Cash and cash equivalents	$422,333	$467,424	$370,714
Short-term investments	920,317	926,654	945,023
	$1,342,650	$1,394,078	$1,315,737

Accounts receivable, net	$292,592	$291,744	$277,065

Additions to property, plant and equipment	$120,772	$115,067	$74,480

Depreciation and amortization	$22,496	$24,197	$25,383

Note: Due to the pending restatement of the Company's historical financial statements (see discussion in the release text), all financial numbers presented in this release should be considered estimates and may be subject to significant adjustment.

****